SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant......................................................[X]
Filed by a Party other than the Registrant...................................[ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          Rent-A-Wreck of America, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required
    [ ]  Fee  computed on table below per  Exchange  Act Rules 14a-  6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)       Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                ------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:
                                                               -----------------
         3)       Filing Party:
                               -------------------------------------------------
         4)       Date Filed:
                             ---------------------------------------------------

                          RENT-A-WRECK OF AMERICA, INC.
                        11460 Cronridge Drive, Suite 120
                          Owings Mills, Maryland 21117

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held September 15, 1997

                         -------------------------------


TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Rent-A-Wreck of America, Inc., a Delaware corporation (the "Company"), will be held on Monday, September 15, 1997 at 10:00 a.m. local time, at the executive offices of the Company, 11460 Cronridge Drive, Suite 120, Owings Mills, Maryland 21117, for the following purposes:

         1. To elect directors for the ensuing year and until their successors are elected and qualified;

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on July 22, 1997 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

         This Notice and Proxy Statement are being mailed on or about August 12, 1997.

         A copy of the Company's 1997 Annual Report to stockholders and Form 10-KSB for the fiscal year ended March 31, 1997, which includes certified financial statements, is enclosed. All stockholders are cordially invited to attend the Annual Meeting in person.

                                        Sincerely,

                                        KENNETH L. BLUM, SR.
                                        Chairman and Chief Executive Officer


Owings Mills, Maryland
July 28, 1997

--------------------------------------------------------------------------------
IMPORTANT: Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.
--------------------------------------------------------------------------------

                          RENT-A-WRECK OF AMERICA, INC.
                        11460 Cronridge Drive, Suite 120
                          Owings Mills, Maryland 21117

                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held September 15, 1997

                         -------------------------------

                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

                  Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Rent-A-Wreck of America, Inc. (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                  When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

                  This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about August 12, 1997.

                  A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

                  In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

                  The mailing address of the principal corporate office of the Company is 11460 Cronridge Drive, Suite 120, Owings Mills, Maryland 21117.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  Only stockholders of record at the close of business on July 22, 1997 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, the Company had outstanding 4,283,517 shares of Common Stock and 1,400,375 shares of Series A Convertible Preferred Stock ("Series A Preferred"), each of which, except as noted below, entitles the record holder thereof on such date to one vote on each matter presented at the meeting. As further described below, the holders of Series A Preferred, voting as a class, have the right to elect up to four directors of a seven-member board of directors. Because of the Series A Preferred's right to vote as a class for the election of Class II directors, the proxy solicited from holders of Common Stock does not involve the election of directors nominated in Class II.

                  The presence of a majority of the Common Stock and a majority of the Series A Preferred, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The two Class I nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors.

                  Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal. However, only affirmative votes are relevant in the election of directors.

                  Votes will be counted by the Inspector of Elections appointed by the Chairman of the Annual Meeting and certified to the Company in writing.

Security Ownership of Certain Beneficial Owners and Management

                  As of June 30, 1997, the persons and entities identified in the following table, including all directors, executive officers and persons known to the Company to own more than 5% of the Company's voting securities, owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, the shares of voting securities reflected in such table. All the outstanding shares of Series A Preferred are immediately convertible at the option of the holder into Common Stock, on a share-for-share basis. Except as otherwise specified, the named beneficial owner has sole investment and voting power with respect to such shares.

                                                                                      Total(1)
                                                                               ---------------------
Name and Address                  Title of             Shares Bene-            % of           % of
of Beneficial Owner                Class              ficially Owned           Class         Common*
-------------------                -----              --------------           -----         -------
David Schwartz                     Common                865,000(2)            20.3            ---
Bundy Rent-A-Wreck
12333 W. Pico Blvd.
Los Angeles, CA 90064

Cumberland Associates              Common                151,200(3)             3.6            ---
1114 Ave. of the Amer.          Preferred(4)              96,250                6.7            5.7
New York, NY  10035

William L. Richter                 Common                881,040(5)            20.1            ---
c/o Richter & Co., Inc.         Preferred(4)           1,342,875(5)            93.8           31.6(6)
450 Park Avenue
New York, NY 100022

Alan L. Aufzien                    Common                 32,500(7)             **             ---
P.O. Box 2369                   Preferred(4)              34,375                2.4            1.6
Secaucus, NJ 07094

Kenneth L. Blum, Sr.(8)              ---                    ---                 ---            ---
11460 Cronridge Dr., #120
Owings Mills, MD 21117

Kenneth L. Blum, Jr.(8)(9)         Common                650,000               13.7            ---
11460 Cronridge Dr., #120
Owings Mills, MD 21117

Robin Cohn (8)(9)                  Common                649,999               13.7            ---
c/o Rent-A-Wreck of
America, Inc.
11460 Cronridge Dr., #120
Owings Mills, MD  21117

All Directors and Executive        Common              2,428,540(5)            49.8            ---
Officers as a Group,                                     (7)(8)(9)
including the Directors         Preferred(4)           1,342,875(5)            93.8           56.5(6)
Named Above (5 persons)

--------------------------

* Represents percentage ownership of Common Stock based upon shares of Common Stock owned or deemed owned due to presently exercisable warrants and options and after such person's conversion of Series A Preferred.

**       Less than 1%.

Footnotes
---------

(1) Based on 4,251,642 Common Shares and 1,432,250 Series A Preferred Shares outstanding on the date of this table, June 30, 1997.

(2) Pledged to secure third-party bank loan to stockholder.

(3) Cumberland Associates is a limited partnership organized under the laws of the State of New York, and is engaged in the business of managing, on a discretionary basis, eleven securities accounts. K. Tucker Andersen, Richard Reiss, Jr., Robert Bruce III, and Oscar S. Schafer are the general partners (the "General Partners") of Cumberland Associates. The business address of each of the General Partners is the same as that of Cumberland Associates. By virtue of Rule 13d-3, each of the General Partners may be deemed the beneficial owner of all of the shares of Common Stock owned by Cumberland Associates. The foregoing information is based on a Schedule 13D dated October 10, 1989, filed by Cumberland Associates, as supplemented by additional information supplied to the Company by Cumberland Associates.

(4) Holders of Series A Preferred, voting as a class, are entitled to elect up to four members of a seven member Board of Directors and are also entitled to vote as a class on other significant corporate actions. Pursuant to the terms of proxies granted to Richter Investment Corp. ("RIC"), 93.8% of the Series A Preferred may be voted by RIC as of the date of this table. The proxies are effective until such time that less than $500,000 of Series A Preferred remains outstanding. See note 5 below.

(5) Includes 57,334 shares of Common Stock issuable upon exercise of options and warrants, 178,750 shares of Series A Preferred, and 6,200 shares of Common Stock and 13,750 shares of Series A Preferred held by family members. Also includes 550,000 shares of Series A Preferred and 275,000 shares of Common Stock held by RIC, 144,375 shares of Common Stock and warrants to acquire 82,000 shares of Common Stock held by Richter & Co., Inc. ("RCI"), and 46,600 shares of Common Stock held in RCI's trading account. Also includes an additional 600,375 shares of Series A Preferred as to which RIC holds voting authority via proxy (see note 4 above). Mr. Richter has voting control of RIC, and RIC holds 100% of the outstanding stock of RCI. Mr. Richter, RIC and RCI have the same address.

(6) Excludes 600,375 shares of Series A Preferred as to which RIC holds voting authority via proxy (see notes 4 and 5 above) because RIC would not have voting or investment control of the Common Stock issued upon conversion of such Series A Preferred.

(7) Does not include holdings of RIC, although Mr. Aufzien is a minority shareholder in RIC.

(8) Mr. Blum, Sr. is the father of Kenneth L. Blum Jr. and Robin Cohn; see note 9 below. Mr. Blum disclaims beneficial ownership of shares held by Mr. Blum, Jr. and Ms. Cohn. See also "Certain Transactions."

(9) Includes 483,333 shares issuable pursuant to currently exercisable options and, in the case of Ms. Cohn, includes 166,666 shares held jointly with spouse. See note 8 above. Mr. Blum, Jr. and Ms. Cohn disclaim beneficial ownership of shares held by each other. For information regarding additional options held by Mr. Blum, Jr. and Ms. Cohn which are not currently exercisable (and thus not deemed beneficially owned for purposes of the above table), see "Certain Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

                  Four persons have been nominated for election at the 1997 Annual Meeting as directors for terms expiring at the 1998 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

                  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the Company's Class I nominees listed below, except for those proxies which withhold such authority. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

                  All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

Class I Directors:

                  The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the election of the following Class I directors: Kenneth L. Blum, Sr. and David Schwartz. Such directors will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Information with regard to the nominees is set forth below:

                  Kenneth L. Blum, Sr., 70. Kenneth L. Blum, Sr. has served as Chairman and a Director of the Company since June 1993, has been the Company's Chief Executive Officer since December 1993, and was its President from June 1993 to October 1994. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau, and American Business Information Systems, Inc., a high-volume laser printing company. Mr. Blum is President and Chief Executive Officer and a director of Avesis Incorporated, which markets and administers discount benefit programs. Mr. Blum is the father of the Company's President, Kenneth L. Blum, Jr. Mr. Blum controls K.A.B., Inc. which has a Management Agreement with the Company. See "Certain Transactions."

                  David S. Schwartz, 61, has served as Vice Chairman of the Board since June 1993, and previously served as Co-Chairman of the Board since November 1989. Since January 1973, Mr. Schwartz has been the President of Bundy Rent-A-Wreck Inc. -- the original Rent-A- Wreck location.

Class II Directors:

                  Richter Investment Corp. ("RIC"), acting in its capacity as holder of a proxy granted by certain holders of Series A Preferred, has at the present time agreed to a four member board of directors and has selected Messrs. William L. Richter and Alan L. Aufzien (the "Class II Directors"), as the nominees to the board of the Series A Preferred. By virtue of this proxy and the Series A Preferred owned and/or controlled by its affiliates as of the Record Date, RIC will vote 93.6% of the outstanding Series A Preferred. RIC has indicated its intent to vote its proxy in favor of such Class II nominees, thus ensuring their election. These nominees have been approved by the Company's board of directors.

                  William L. Richter, 54, has been a director of the Company since November 1989 and has served previously as a director from 1983 to 1985. Mr. Richter was Co-Chairman of the Company from November 1989 to June 1993 and has been Vice Chairman since June 1993. For the past five years, Mr. Richter has been President of Richter Investment Corp. and its wholly owned subsidiary, Richter & Co., Inc., a registered broker-dealer, asset management and investment banking firm. Mr. Richter is a Director and Co-Chairman of Avesis Incorporated, which markets and administers discount benefit programs.

                  Alan L. Aufzien, 67, has served as a Director of the Company since November 1989. Mr. Aufzien has also been a partner in the Norall Organisation, a private investment company, since 1987. Since 1983, he has also been the president of New York Harbour Associates, Inc. (a real estate development firm). From 1986 to 1996, Mr. Aufzien was the Chairman of Meadowlands Basketball Association (New Jersey Nets) and currently serves as a director of the organization. Mr. Aufzien is also a director of First New Jersey Real Estate Trust and of New York Harbour Associates.

Other Executive Officers

                  Kenneth L. Blum, Jr., 33, has served as Secretary of the Company since March 1994, as Vice President from May 1994 to October 1994, and as President since October 1994. Mr. Blum is President and Chief Executive Officer and the sole stockholder of National Health Enterprises, Inc., which provides management and consulting services in the health care industry. Mr. Blum is also President of American Business Information Systems, Inc., a high-volume laser printing company and computer service bureau, and of Generic Auto, Inc., a franchisee of the Company. Mr. Blum is the son of the Company's Chairman and Chief Executive Officer.

                  Management Services Agreement. Effective June 30, 1993, the Company entered into a Management Agreement (the "Management Agreement") with K.A.B., Inc., a Florida corporation ("K.A.B.") pursuant to which K.A.B. agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's board of directors. See "Certain Transactions."

Section 16(a) Beneficial Ownership Reporting Compliance

                  Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the fiscal year ended March 31, 1997. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

Meetings and Committees

                  The Board of Directors of the Company held a total of two meetings during the fiscal year ended March 31, 1997. During the fiscal year ended March 31, 1997, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served. The Company has no standing audit, nominating or compensation committee.

Executive Compensation

                           SUMMARY COMPENSATION TABLE

             The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer for services rendered to the Company during the fiscal years ended March 31, 1995, 1996 and 1997. No other executive officer who was serving as an executive officer during fiscal 1996 received salary and bonus which aggregated at least $100,000 for services rendered to the Company during the fiscal year ended March 31, 1997.

                                                                    Long-Term
                                                                  Compensation
                                                Annual          ----------------
                                             Compensation            Awards
                                             --------------     ----------------

                                                                   Securities
                                                                   Underlying
Name and Principal Position      Year        Salary($)(1)        Options/SARs(#)
---------------------------      ----        --------------     ----------------
Kenneth L. Blum, Sr., CEO        1997          $250,000              ---(2)
                                 1996           200,000              ---(2)
                                 1995           200,000              ---(2)

(1) Mr. Blum became Chief Executive Officer of the Company in connection with a Management Agreement between the Company and K.A.B., Inc., a Florida corporation ("K.A.B.") effective June 30, 1993. Mr. Blum does not receive cash compensation directly from the Company. K.A.B. receives cash compensation pursuant to the Management Agreement of $250,000 per year (increased by the Company from $200,000 per year effective April 1, 1996) plus expense reimbursements. The amounts indicated in the table represent compensation received by K.A.B. pursuant to the Management Agreement. Mr. Blum is the sole stockholder of K.A.B. See "Certain Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Management Agreement."

(2) During the year ended March 31, 1994, K.A.B. received options for the purchase of 2,250,000 shares of the Company's Common Stock in connection with the Management Agreement. During the year ended March 31, 1995, the Board of Directors approved the vesting of 1,000,000 of these options at an exercise price of $1.00 per share. Effective July 20, 1995 the exercise price of the balance of the options was set by the Board of Directors at $1.15 per share, with vesting, subject to continued employment, on July 1, 2002, or earlier subject to satisfaction of performance targets. Also effective on that date, K.A.B. transferred the Options to certain transferees. See "Certain Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         No stock options or SARs were granted to the executive officer named in the Summary Compensation Table during the last fiscal year. See "Certain Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUE TABLE

         No executive officer named in the Summary Compensation Table held or exercised options at the end of the last fiscal year. See "Certain Transactions
- Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."


Employment/Change of Control Arrangements

         In the event of termination of the Management Agreement with K.A.B. without cause, all options granted to K.A.B. in connection with the Management Agreement remain outstanding for the balance of their ten-year term. See "Certain Relationships and Related Transactions -- Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."


Compensation of Directors

             Currently, directors of the Company who also serve as officers of the Company and outside directors receive no cash compensation in connection with the services they render as directors. (Officers, however, receive compensation in their capacity as officers as described above.) Directors are reimbursed for expenses incurred in connection with their board service.


Certain Transactions

Management Agreements with K.A.B., Inc. and Related Transactions

         Management Agreement. Effective June 30, 1993, the Company entered into a Management Agreement (the "Management Agreement") with K.A.B. pursuant to which K.A.B. agreed to provide management consulting with respect to substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's board of directors. K.A.B. is controlled by Kenneth L. Blum, Sr. who is Chairman and Chief Executive Officer of the Company. The Management Agreement provided cash compensation based on hours worked to a maximum of $200,000 per year (increased by the Company to $250,000 per year effective April 1, 1996), as well as options for the purchase of up to 2,250,000 shares of the Company's Common Stock, as described below. The Management Agreement was amended effective July 1, 1997 to replace the hourly compensation formula with a flat payment to K.A.B. of $250,000 per year. The Management Agreement had an original term of five years, which was extended for an additional five years as of April 1, 1996. The Management Agreement is terminable by the Company for cause, as defined.

         The Management Agreement includes certain representations and warranties and limitations on solicitation by K.A.B. of customers and employees of the Company during the term of the Management Agreement and for two years thereafter. The Management Agreement also requires that K.A.B. hold in confidence the Company's confidential information. Mr. Blum, Sr., K.A.B. and their affiliates are involved in various business ventures in addition to the activities on behalf of the Company required by the Management Agreement. Participation in such other ventures may detract from efforts on behalf of the Company.

             Stock Option Grant. Effective June 30, 1993, the Company issued five-year options (the "Options") to K.A.B. for the purchase of up to 2,250,000 shares of the Company's Common Stock. The Options originally vested at prices ranging from $1.00 to $1.30 contingent upon achievement of profitability and/or stock price targets. Effective October 19, 1994, the Board of Directors approved the vesting of 1,000,000 Options at an exercise price of $1.00 per share and provided that the balance of the Options (an aggregate of 1,250,000 Options) (the "Unvested Options") would vest at $1.30 on April 1, 1998 subject to continued retention of K.A.B.'s services pursuant to the Management Agreement. The Unvested Options also became exercisable on an accelerated basis pursuant to the terms of the original grant, as follows:

     Number of Shares       Alternative Vesting Event:
     ----------------------------------------------------------------------

      500,000 Completion of the first fiscal year in which the Company has Profits of at least $750,000 or in which the Stock Price is at least $4.00

      750,000 Completion of the first fiscal year in which the Company has Profits of at least $1,000,000 or in which the Stock Price is at least $5.00


                           "Profits"  of the Company in any fiscal  period shall
                  mean the Company's pretax operating profit during such period as determined in accordance with generally accepted accounting principles ("GAAP") based on the Company's books and records, and excluding any profit or loss from financial transactions and any charge for compensation expense relating to these stock options.

                           "Stock  Price"  means the  average  closing  high bid
                  price for the Company's Common Stock as reported on NASDAQ (or, if applicable, the NASD Bulletin Board or pink sheets) over any 30 consecutive calendar days during the applicable fiscal year.

         Effective July 20, 1995, the Board of Directors provided that the exercise price of the Unvested Options would be $1.15 per share irrespective of the circumstances under which the Options vest. The actions of the Board of Directors were predicated upon the Board's view of the Company's performance relative to the original vesting criteria and other relevant considerations.

         Options remain exercisable throughout their term, except that exercisable Options terminate 120 days after termination of the Management Agreement by the Company for cause. Effective April 1, 1996, the Board of Directors delayed the vesting date of the Options (absent acceleration as provided above) to July 1, 2002 in conjunction with the extension of the Management Agreement by five years through June 30, 2003.

         The Options are transferable without the Company's consent only to employees or affiliates of K.A.B. performing substantial services for or on behalf of the Company or to employees of the Company, subject to compliance with applicable law. Effective July 20, 1995, the Board of Directors approved the transfer of 483,333 Options and 604,167 Unvested Options to each of Kenneth L. Blum, Jr., the Company's President and Secretary; and Robin Cohn. Mr. Blum, Sr. is the father of Mr. Blum, Jr. and Ms. Cohn. Also effective July 20, 1995, the Board of Directors approved the transfer by K.A.B. of 33,334 Options and 41,666 Unvested Options to Richter & Co., Inc., a New York investment banking firm ("RCI"). A principal of RCI, William L. Richter, is a member (and Vice Chairman of) the Company's Board of Directors. In connection with Mr. Richter's employment arrangements with RCI, RCI transferred 13,334 of these Options and 16,666 of these Unvested Options to Mr. Richter. See " -- Investment Banking Services," below.

         Registration Rights Agreement. The Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") effective June 30, 1993 with K.A.B., Mr. Blum, Jr. and Alan S. Cohn. Mr. Blum, Sr. is the father of Mr. Blum, Jr., and the father-in-law of Mr. Cohn. The Registration Rights Agreement provides up to three demand registrations with respect to the Shares and the shares issuable pursuant to the Options ("Registrable Securities"). The first demand registration is exercisable at the request of holders of at least 250,000 Registrable Securities after a fiscal year in which Profits are at least $250,000, provided that the Stock Price is at least $2.00 at the time of the request. The second demand registration is exercisable at the request of holders of at least 600,000 Registrable Securities after at least 1,000,000 Options have become exercisable. The third demand registration is exercisable at the request of holders of at least 1,000,000 Registrable Securities after all of the Options have become exercisable. Holders of the Company's Series A Preferred Stock have the right to participate in the above demand registrations on a pro rata basis. The Registration Rights Agreement also provides piggyback registration rights with respect to registrations in which other selling stockholders are participating. The Company is obligated to pay the offering expenses of each such registration, except for the selling stockholders' pro rata portion of underwriting discounts and commissions. No precise prediction can be made of the effect, if any, that the availability of shares pursuant to registrations under the Registration Rights Agreement will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock pursuant to such registrations could adversely affect prevailing market prices.

         Franchise Agreement. Effective June 30, 1993, K.A.B., Inc. acquired a Company franchise for the Towson, Maryland area.

         Investment Banking Services. The Management Agreement and related transactions with K.A.B. were structured and negotiated for the Company by RCI, which received cash consideration of $15,000 and five-year warrants (the "Warrants") to acquire (i) 20,000 shares of the Company's Common Stock currently exercisable at $.80 per share; and (ii) 135,000 shares of the Company's Common Stock exercisable on the same basis as is applicable to the Options, as described above. RCI is also entitled to receive a commission equal to 6% of the cash received by the Company upon any exercises of the Options. The shares of Common Stock issuable pursuant to the Warrants are entitled to piggyback registration rights with respect to any registration in which the Shares or the Common Stock issuable pursuant to the Options are included. RCI has assigned warrants for the purchase of 62,000 shares of the Company's Common Stock to Mr. Richter out of the Warrants. Mr. Richter and his firm have provided and expect to continue to provide substantial investment banking services for Mr. Blum and various of his affiliated entities. To that extent, RCI may be deemed to have had a conflict of interest with respect to its efforts on behalf of the Company in effecting the Management Agreement and related agreements with K.A.B. The Company's Board of Directors took into account the potential conflict of interest issues referred to above in structuring and entering into the investment banking agreement with RCI and believes that such agreement was desirable and in the best interests of the Company notwithstanding such possibility.

         As a result of actions taken by the Board of Directors on October 19, 1994 and July 15, 1995, the 135,000 Warrants referred to in the preceding paragraph have the following terms: 24,000 Warrants held by Mr. Richter and 36,000 Warrants held by RCI are vested with an exercise price of $1.00 per share; and 30,000 Warrants held by Mr. Richter and 45,000 Warrants held by RCI have an exercise price of $1.15 per share and vest subject to the same criteria applicable to the Unvested Options. See "-- Stock Option Grant" above.

Other

         Financing Agreement. As of August 31, 1993, the Company entered into a Commercial Installment Sales and Financing Agreement with K.A.B. The agreement permitted the Company to offer vehicle financing to franchisees. The Company executed a Master Note in favor of K.A.B. in the amount of $200,000, but was only obligated to repay amounts outstanding on vehicles purchased. Advances from K.A.B. bore interest at 12% per annum. Pursuant to a separate Sales Commission Agreement, the Company was also obligated to pay K.A.B. a 2% per annum commission on the unpaid balance of advances made to the Company under the financing agreement. The Company repaid the Note in full and terminated the agreement described in this paragraph in April 1995.

         Lease. As of October, 1993, the Company relocated its corporate offices to Owings Mills, Maryland. The Company has entered into a month-to-month lease to lease approximately 1,000 square feet. For this space, the Company is currently paying $858 per month to American Business Information Systems, Inc. ("ABIS"). During the fiscal years ended March 31, 1996 and March 31, 1997, the Company paid ABIS $25,814 and $7,189, respectively, for this space. Kenneth L. Blum,

Jr. and Robin Cohn are significant stockholders of ABIS, and Mr. Blum is an executive officer of ABIS.

         Effective January 1, 1995, the Company entered into a five-year agreement with National Computer Services, Inc. ("NCS," which merged with ABIS in January 1996) to develop computer software and related documentation. During the fiscal years ended March 31, 1996 and March 31, 1997, ABIS received $77,005 and $34,204, respectively, pursuant to this agreement. Kenneth L. Blum, Jr. was the sole stockholder and an executive officer of NCS.

         Effective March 20, 1995, the Company retained RCI as its exclusive financial advisor and placement agent. RCI's fees under this arrangement are payable only upon completion of defined transactions and, in such event, are calculated upon the basis of a percentage of the transaction value. The agreement is terminable by the Company upon 90 days notice, provided that RCI is entitled to receive certain fees for two years following termination in the event a transaction is concluded involving an entity introduced to the Company by RCI. The Company made no payments under this agreement during the years ended March 31, 1996 and March 31, 1997.

         RCI provides substantial ongoing financial management and other services to the Company at no charge. In the opinion of management, the terms of the Company's arrangements with RCI, K.A.B. and ABIS taken as a whole are at least as favorable to the Company as could be obtained from third parties.


                                  AUDIT MATTERS

         On October 30, 1995, the Board of Directors of the Company unanimously approved the dismissal of Arthur Andersen LLP as the Company's independent certified public accountant. On that same date, the Company's Board of Directors approved the engagement of Grant Thornton LLP as the Company's new independent certified public accountants for the fiscal year ended March 31, 1996. Arthur Anderson LLP was notified of its dismissal, and Grant Thornton LLP of its engagement on October 25, 1995.

         During the Company's two most recent fiscal years prior to the dismissal of Arthur Andersen LLP and through October 25, 1995, there were no disagreements with Arthur Anderson LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused the firm to make reference in connection with its report to the subject matter of the disagreement.

         Arthur Andersen LLP's report on the financial statements for the two years prior to its dismissal contain no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Board of Directors has appointed Grant Thornton LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 1998.

         Grant Thornton LLP's representatives are not expected to be present at the Annual Meeting.


                                  OTHER MATTERS

         The Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


                              FINANCIAL INFORMATION

         Enclosed with this Proxy Statement are the Company's 1997 Annual Report to Stockholders and a copy of the Company's Report on Form 10-KSB for the year ended March 31, 1997 (the "Form 10-KSB") which includes the Company's audited financial statements and financial statement schedules and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                              STOCKHOLDER PROPOSALS

         Proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company by April 14, 1998 to be considered for inclusion in the Company's proxy materials relating to that meeting.


                                            RENT-A-WRECK OF AMERICA, INC.

                                            KENNETH L. BLUM, SR.
July 28, 1997                               Chairman and Chief Executive Officer

                          RENT-A-WRECK OF AMERICA, INC.
                        11460 Cronridge Drive, Suite 118
                          Owings Mills, Maryland 21117

                         -------------------------------
                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Kenneth L. Blum, Sr. and Kenneth L. Blum, Jr., as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of Rent-A-Wreck of America, Inc., a Delaware corporation (the "Company") held on record by the undersigned on July 22, 1997 at the Annual Meeting of Stockholders to be held on September 15, 1997, and at any adjournment thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                           Please sign, date and mail
                          your proxy card back as soon
                                  as possible!

                         Annual Meeting of Stockholders
                          RENT-A-WRECK OF AMERICA, INC.



                               September 15, 1997





                                          |Please Detach and Mail in the Envelope Provided|
------------------------------------------------------------------------------------------------------------------------------------
 A   [ X ]  Please mark your                                                                              |_
            votes as in this
            example.


            VOTE FOR all nominees
         listed to the right except         WITHHOLD
             as indicated to the            AUTHORITY
            contrary below (if any)  to vote for all nominees
1. ELECTION
   OF CLASS I       [  ]                      [  ]    Nominees: Kenneth L. Blum, Sr.   2. In their  discretion, to  vote  upon  such
   DIRECTORS:                                         David S. Schwartz                   other business as may properly come before
                                                                                          the Annual Meeting or any adjournment.
(Instructions: To withhold your vote for
any individual nominee, write the nomi-
nee's name in the space below.)

                                                                          THIS  PROXY  WHEN  PROPERLY  EXECUTED  WILL  BE  VOTED  AS
__________________________________                                        DIRECTED BY THE UNDERSIGNED  STOCKHOLDER.  IF NO DIRECTION
                                                                          IS  INDICATED,  THIS  PROXY  WILL BE VOTED  FOR THE  ABOVE
                                                                          NOMINEES, AS RECOMMENDED BY THE BOARD OF DIRECTORS.











Stockholder Name(s): Print_________________  _________________________  __________________________________  Dated:___________ , 1997
                                                     SIGNATURE              SIGNATURE IF HELD JOINTLY

Note:    Please sign exactly as name appears on your stock  certificate.  When shares are held by joint  tenants,  both should sign.
         When  signing  as an  attorney,  executor,  administrator,  trustee  or  guardian,  please  give full  title as such.  If a corporation,  please give full corporate name and indicate that execution is by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.